Exhibit 99.1

                   TRENDWEST RESORTS AND RIDGE REACH AGREEMENT

Roslyn, Wash. - September 25, 2001-- Trendwest Resorts, Inc. a Washington-based resort developer, and RIDGE, a local citizens group, today jointly announced that agreement has been reached settling a legal dispute over a Master Planned Resort (MPR) in Upper Kittitas County.

Trendwest has been working on the planning and permitting for two separate developments, the 6,200 acre MPR under Washington State's Growth Management Act and a 1,200 acre urban services and residential area to be annexed into the City of Cle Elum, the Cle Elum Urban Growth Area (UGA). Kittitas County completed a three-year environmental review and impact statement on the MountainStar Resort and granted land use permits on October 10, 2000.

RIDGE appealed the County's approvals to the Yakima County Superior Court and the Eastern Washington Growth Management Board. On May 28, 2001 the Superior Court upheld the County's decisions. On June 7, 2001, the Eastern Washington Growth Management Board upheld the County's decisions, except for one decision that the County had not coordinated with Roslyn's comprehensive plan.

Subsequently, RIDGE appealed both decisions. Trendwest and the County appealed the Growth Board's ruling on the lack of coordination with Roslyn's Comprehensive Plan. Last week, Trendwest and RIDGE arrived at a settlement that will result in the dismissal of the appeals and the waiver of RIDGE's rights of future appeals pertaining to all components and infrastructure for the MPR and UGA.

"In this agreement, we worked through RIDGE's concerns in a very constructive way," explained Mike Moyer, Senior Vice President for Trendwest Resorts. "Trendwest has agreed to a variety of actions and contributions consistent with the company's past sensitivity to environmental values and participation in promoting community interests. These include the promotion of historical restoration and preservation, improvement of community infrastructure, the preservation of open space, the promotion of apprenticeship programs in the local schools, promotion of local employment and contracting, the protection of water supply and other environmental enhancements."

To further relieve concerns about future impacts, Trendwest will develop 3,785 units, rather than the 4,650 units approved by Kittitas County. The company will also increase open space by 438 acres on the Resort and 112 acres in the Urban Growth Area. These 550 acres are in addition to the 80% open space previously committed during Kittitas County's review of the Resort. Trendwest will also shorten the period of vesting for both projects.

"Trendwest places a high priority on diligently working with our community neighbors. Naturally, our projects evolve as we incorporate community input," added Jim Nyberg, Vice President and General Manager for MountainStar. "We expect these modifications to be successfully absorbed into our overall planning and it is important to note that the majority of these changes are consistent with Trendwest's corporate policies pertaining to the environment and our ongoing relationship with the communities where our resorts are located."



Trendwest Resorts, Inc., headquartered in Redmond, Washington, is a leader in the vacation ownership industry. Through its exclusive relationship with WorldMark, the Club, and WorldMark South Pacific Club, the Company provides a flexible vacation ownership system, based on the use of Vacation Credits. At June 30, 2001, Trendwest had 45 sales offices, and over 128,000 WorldMark and WorldMark South Pacific owners who enjoy over 2,350 condominium units at 44 resort locations in the United States, British Columbia, Mexico, Fiji and Australia. For more information, visit Trendwest and WorldMark at www.trendwestresorts.com and www.worldmarktheclub.com.



Statements herein contain forward-looking information concerning the Company's future prospects and other forecasts and statements of expectations. Actual results may differ materially from those expressed in the forward looking statements made by the Company due to, among other things, the Company's ability to complete development in a timely manner, find acceptable debt or equity capital to fund such development, achieve planned sales levels, as well as other risk factors described in the Company's SEC reports and filings.

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